UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to § 240.14a-12

J. ALEXANDER’S CORPORATION
(Name of Registrant as Specified in Its Charter) PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON BEN ROSENZWEIG TODD DIENER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 15, 2012, Privet Fund Management LLC announced that on May 14, it delivered a letter to the Vice President, CFO and Secretary of J. Alexander’s Corporation, R. Gregory Lewis, to be delivered to the independent directors of the Company, E. Townes Duncan, Brenda B. Rector, and Joseph N. Steakley.

The full text of the letter follows:

May 14, 2012

BY ELECTRONIC MAIL AND OVERNIGHT DELIVERY

E. Townes Duncan
Brenda B. Rector
Joseph N. Steakley

J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee  37202

Re:	Discrepancy in J. Alexander’s Corporation’s Form 10-K/A
filed on April 30, 2012

Dear Independent Directors of J. Alexander’s:

After review of the amendment to Form 10-K filed by J. Alexander’s Corporation (the “Company”) on April 30, 2012 (the “Form 10-K/A”), it appears that Lonnie Stout’s Total Compensation for 2011 is materially understated based on the data provided in the Summary Compensation Table.

The applicable SEC executive compensation disclosure rules require the “Total” column of the Summary Compensation Table to reflect the sum of all compensation reported for the fiscal year for the named executive officer.  The arithmetical sum of the compensation reported in the Summary Compensation Table row for Mr. Stout for 2011 is $1,021,542, yet the “Total” column inexplicably reports $771,792.  This apparent reporting error cannot be accounted for solely by failing to include the “Option Awards” ($250,000) because the “Total” column understates the sum of the row by $249,750 rather than the $250,000 amount reported as “Option Awards” for 2011.  We are also unable to reconcile this result given that the “Total” column for Messrs. Lewis and Moore includes the amount listed under “Option Awards”, reflecting the aggregate grant date fair value of the 2011 stock option award(s) granted to each officer.

Assuming for purposes of this letter that such understatement is not intentional, this apparent error gives us concern as to the effectiveness of the Company’s disclosure controls and procedures.  As you may know, institutional investors and proxy advisory services closely evaluate the relationship between pay and performance, and understating the compensation of the CEO by 24.4% could materially and unfairly affect voting results in the election of directors.  As such, we expect nothing less than for the Company to provide a detailed explanation of (i) the calculations used to derive not only the total compensation that Mr. Stout received in 2011, but also the individual amounts of each type of compensation included to reach that aggregate total and (ii) the impact of this apparent error on the Company’s assessment of the effectiveness of its controls and procedures.  We further expect the Company to amend the Company’s Form 10-K/A to reflect the same.  Such amended filing should be accompanied by an explanation as to the circumstances giving rise to the need to file such an amendment.

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We also note that, as the sole independent directors of the Company and the entirety of the Compensation Committee, it is your collective responsibility to evaluate and disclose executive compensation in a manner that best represents and informs the shareholders.  We are also concerned about the possibility that similar inconsistencies may have been made in the data presented to and relied upon by the Compensation Committee in making its executive compensation decisions.

We are currently reviewing all active executive compensation practices.  Given that the election of directors at the upcoming 2012 Annual Meeting will be contested, we would view any inaccurate disclosure in the 10K/A as material.

We believe shareholders will agree with our views.

Best Regards,

Ryan Levenson and Ben Rosenzweig
Privet Fund Management LLC

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP (“Privet”), Privet Fund Management LLC (“Privet Management” and together with Privet, the “Privet Parties”) and the other participants named herein, have made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of J. Alexander’s Corporation (the “Company”) at the 2012 annual meeting of shareholders (the “2012 Annual Meeting”).

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE PRIVET PARTIES AND THE OTHER PARTICIPANTS NAMED HEREIN FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE 2012 ANNUAL MEETING.  THE PRIVET PARTIES STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants (the “Participants”) in the proxy solicitation are Privet, Privet Management, Ryan Levenson, Benjamin Rosenzweig, and Todd Diener.

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Privet, Privet Management, and Ryan Levenson with the SEC on November 3, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 571,985 shares of Common Stock of the Company, consisting of the following:  (1) 542,599 shares owned directly by Privet, (2) 26,357 shares owned directly by Privet Management, and (3) 3,029 shares owned directly by Benjamin Rosenzweig.  Ryan Levenson and Privet Management may be deemed to beneficially own the shares of Common Stock owned directly by Privet.  Ryan Levenson may be deemed to beneficially own the shares of Common Stock owned directly by Privet Management.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.